EXHIBIT 99.1

NEWS RELEASE	Contact: THOMAS H. POHLMAN
FOR IMMEDIATE RELEASE	CHIEF EXECUTIVE OFFICER AND PRESIDENT
(515) 232-6251

JANUARY 20, 2017

AMES NATIONAL CORPORATION

ANNOUNCES 2016 FOURTH QUARTER EARNINGS RESULTS

Fourth Quarter 2016 results:

For the quarter ended December 31, 2016, net income for Ames National Corporation (the Company) totaled $4,024,000 or $0.43 per share, compared to $3,915,000 or $0.42 per share earned in 2015. The improved earnings are primarily the result of higher loan interest income attributable to higher loan volume, offset in part by lower security interest income and net securities gains. Average net loans for the three months were $50 million higher for the quarter ended December 31, 2016 compared to a year earlier. The Company’s management was pleased with the growth in the Company’s loan portfolio.

Fourth quarter net interest income totaled $10,034,000, an increase of $141,000, or 1%, compared to the same quarter a year ago. The growth in net interest income was mainly due to added loan volume in the Des Moines metro market which was funded primarily by securities that were matured, called or sold. The Company’s net interest margin was 3.32% for the quarter ended December 31, 2016 as compared to 3.36% for the quarter ended December 31, 2015.

A provision for loan losses of $84,000 was recognized in the fourth quarter of 2016 as compared to $63,000 in the fourth quarter of 2015. The growth in the loan portfolio was the primary factor for the slightly higher provision for loan losses for the quarter ended 2016. Net loan charge offs remained at a favorable level and totaled $27,000 for the quarter ended December 31, 2016 compared to net loan charge offs of $1,000 for the quarter ended December 31, 2015. There was a weakening of the Iowa agricultural economy during 2016 and 2015 as the result of the decline in grain prices; however, it appears that favorable crop yields in 2016 are providing better than break even cash flows at current crop prices for most of the Company’s farm customers.

Noninterest income for the fourth quarter of 2016 totaled $2,085,000 as compared to $2,144,000, a decrease of 3%, for the same period in 2015. The decrease in noninterest income is primarily due to lower security gains, offset in part by an increase in the gain on sale of loans. The increase in the gain on sale of loans was due to higher loan volume driven by a healthy residential mortgage market in central Iowa.

Noninterest expense for the fourth quarter of 2016 totaled $6,293,000 compared to $6,499,000 recorded in 2015, a decrease of 3%, which was primarily due to lower other real estate owned expenses and FDIC insurance assessments. The efficiency ratio was 51.93% for the fourth quarter of 2016 as compared to 53.99% in 2015.

Year 2016 results:

For the year ended December 31, 2016, net income for the Company totaled $15,735,000 or $1.69 per share, compared to $15,015,000 or $1.61 per share earned in 2015. The higher earnings are primarily the result of an increase in loan interest income, a lower provision for loan losses, and lower other real estate owned expenses, offset in part by a decrease in securities interest income, lower securities gains and an increase in salaries and benefits. The increased loan interest income was attributable to higher loan volume. Average net loans for the year were $45 million higher for the year ended December 31, 2016 compared to a year earlier.

Net interest income for the year ended December 31, 2016 totaled $39,911,000, an increase of $946,000, or 2%, compared to the same period a year ago, due primarily to growth in the real estate loan portfolio. The Company’s continued expansion into the Des Moines metro market was a significant factor in obtaining this growth. The Company’s net interest margin was 3.36% for the year ended December 31, 2016 as compared to 3.33% for the same period in 2015.

A provision for loan losses of $524,000 was recognized for the year ended December 31, 2016 as compared to $1,099,000 for the same period in 2015. Net loan charge offs were $5,000 for the year ended December 31, 2016 compared to net loan recoveries of $51,000 for the year ended December 31, 2015.

Noninterest income for the year ended December 31, 2016 totaled $8,113,000 as compared to $8,267,000 for the same period in 2015. The decrease in noninterest income is primarily due to a decrease in realized securities gains of $465,000, offset in part by an increase in wealth management income of $205,000 compared to the prior year.

Noninterest expense for the year ended December 31, 2016 totaled $24,960,000 compared to $25,312,000 recorded in 2015, a decrease of 1%, which was primarily due to a decrease of other real estate owned expenses of $786,000. The decrease in other real estate owned expenses was primarily due to gains recognized on the sale of other real estate owned in 2016, compared to impairment losses in 2015. Offsetting this decrease in expenses is a 3% increase in salaries and employee benefits. The higher salaries and employee benefits is mainly due to normal annual increases. The efficiency ratio was 51.97% for the year ended December 31, 2016 as compared to 53.59% in 2015.

Income tax expense for the year ended December 31, 2016 totaled $6,805,000 compared to $5,807,000 recorded in 2015, an increase of 17%. This increase in income tax expense is due primarily to increased income before income taxes and the recording of a $226,000 valuation allowance to fully reserve in 2016 the deferred income tax asset associated with a state alternative minimum tax credit carryforward.

Balance Sheet Review:

As of December 31, 2016, total assets were $1,366,453,000, a $39.7 million increase in assets compared to December 31, 2015. The increase in assets was due primarily to an increase in the loan portfolio, which was funded by a decrease in securities and an increase in deposits.

Securities available-for-sale as of December 31, 2016 declined to $516,080,000 from $537,633,000 as of December 31, 2015. The decrease in securities available-for-sale is primarily due to the sale, maturity or pay downs of U.S. government mortgage-backed and municipal securities.

Net loans as of December 31, 2016 increased 7%, to $752,182,000, as compared to $701,328,000 as of December 31, 2015. Loan demand remained favorable in 2016 as most markets provided good additional lending opportunities, in particular the Des Moines metro market. The loan portfolio credit quality gauged by impaired loans, net of specific reserves, was less favorable than a year ago as these non-performing loans totaled $4.4 million as of December 31, 2016 compared to $1.4 million as of December 31, 2015. Two commercial relationships were downgraded to substandard-impaired classification during the fourth quarter of 2016. The allowance for loan losses on December 31, 2016 totaled $10,507,000, or 1.38% of gross loans, compared to $9,988,000 or 1.40% of gross loans as of December 31, 2015. The provision for loan losses in 2016 and 2015 were necessary to maintain an adequate allowance for loan loss on the outstanding loan portfolio, as net charge offs were not significant. The increase in the allowance for loan losses was provided due to growth in the Company’s loan portfolios and, to a lesser extent to provide for a specific reserve on impaired loans.

Other real estate owned totaled $546,000 and $1,250,000 as of December 31, 2016 and 2015, respectively. The decrease in the other real estate owned was due primarily to the sale of other real estate owned.

Deposits totaled $1,109,409,000 on December 31, 2016, compared to $1,074,193,000 recorded at December 31, 2015. The increase in deposits are primarily due to increases in commercial and retail money market accounts and commercial demand deposit accounts, offset in part by a decrease in other time deposits.

Securities sold under agreements to repurchase totaled $58,337,000 on December 31, 2016, a 7% increase from the $54,290,000 recorded at December 31, 2015.

The Company’s stockholders’ equity represented 12.1% of total assets as of December 31, 2016 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations. Total stockholders’ equity was $165,105,000 as of December 31, 2016, compared to $161,250,000 as of December 31, 2015. The increase in stockholders’ equity was the result of the retention of net income in excess of dividends, offset in part by the after tax impact of depreciation in the fair value of securities available for sale.

Shareholder Information:

Return on average assets was 1.20% for the quarter ended December 31, 2016, compared to 1.18% for the same period in 2015. Return on average equity was 9.52% for the quarter ended December 31, 2016, compared to the 9.69% in 2015.

Return on average assets was 1.18% for the year ended December 31, 2016, compared to 1.13% for the same period in 2015. Return on average equity was 9.38% for the year ended December 31, 2016, compared to the 9.44% in 2015.

The Company’s stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $33.00 on December 31, 2016. During the fourth quarter of 2016, the price ranged from $26.60 to $35.30.

On November 9, 2016, the Company declared a quarterly cash dividend on common stock, payable on February 15, 2017 to stockholders of record as of February 1, 2017, equal to $0.21 per share.

The Company is forecasting earnings for the year ending December 31, 2017 in the range of $1.63 to $1.69 per share compared to $1.69 per share earned for the year ended December 31, 2016. The lower earnings forecast is attributable to projected increases in market interest rates causing deposit interest expense to increase faster than interest income on earning assets in 2017.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Reliance State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2016 and 2015
(unaudited)

ASSETS	2016	2015

Cash and due from banks	$29,478,068	$24,005,801
Interest bearing deposits in financial institutions	31,737,259	26,993,091
Securities available-for-sale	516,079,506	537,632,990
Loans receivable, net	752,181,730	701,328,171
Loans held for sale	242,618	539,370
Bank premises and equipment, net	16,049,379	17,007,798
Accrued income receivable	7,768,689	7,565,791
Other real estate owned	545,757	1,249,915
Deferred income taxes	3,485,689	1,276,571
Other intangible assets, net	1,352,812	1,308,731
Goodwill	6,732,216	6,732,216
Other assets	799,306	1,106,698

Total assets	$1,366,453,029	$1,326,747,143

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$212,074,792	$202,542,011
NOW accounts	310,427,812	298,227,493
Savings and money market	381,852,433	354,026,475
Time, $250,000 and over	39,031,663	36,956,653
Other time	166,022,165	182,440,490
Total deposits	1,109,408,865	1,074,193,122

Securities sold under agreements to repurchase	58,337,367	54,289,915
Federal Home Loan Bank (FHLB) advances and other borrowings	27,500,000	31,542,203
Dividend payable	1,955,292	1,862,183
Accrued expenses and other liabilities	4,146,262	3,609,663
Total liabilities	1,201,347,786	1,165,497,086

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; issued and outstanding 9,310,913 shares as of December 31, 2016 and 2015	18,621,826	18,621,826
Additional paid-in capital	20,878,728	20,878,728
Retained earnings	126,181,376	118,267,767
Accumulated other comprehensive income (loss)	(576,687)	3,481,736
Total stockholders' equity	165,105,243	161,250,057

Total liabilities and stockholders' equity	$1,366,453,029	$1,326,747,143

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Interest income:
Loans	$8,233,055	$7,860,335	$32,358,028	$30,780,496
Securities
Taxable	1,460,544	1,540,094	5,853,146	6,179,492
Tax-exempt	1,322,015	1,408,388	5,439,908	5,808,011
Interest bearing deposits and federal funds sold	98,032	93,935	394,957	382,346

Total interest income	11,113,646	10,902,752	44,046,039	43,150,345

Interest expense:
Deposits	814,518	743,269	3,073,658	3,019,273
Other borrowed funds	265,617	267,301	1,061,623	1,165,866

Total interest expense	1,080,135	1,010,570	4,135,281	4,185,139

Net interest income	10,033,511	9,892,182	39,910,758	38,965,206

Provision for loan losses	83,578	62,573	524,365	1,099,183

Net interest income after provision for loan losses	9,949,933	9,829,609	39,386,393	37,866,023

Noninterest income:
Wealth Management Income	719,227	683,495	2,929,456	2,724,451
Service fees	404,762	455,677	1,633,178	1,740,740
Securities gains, net	127,491	279,253	423,601	888,179
Gain on sale of loans held for sale	308,835	202,505	1,082,347	907,875
Merchant and card fees	354,373	361,435	1,405,751	1,378,218
Other noninterest income	169,835	161,645	638,973	627,730

Total noninterest income	2,084,523	2,144,010	8,113,306	8,267,193

Noninterest expense:
Salaries and employee benefits	3,803,639	3,812,974	15,687,335	15,231,369
Data processing	930,786	937,840	3,297,079	3,027,203
Occupancy expenses, net	501,525	481,329	1,962,726	1,889,793
FDIC insurance assessments	105,429	160,601	540,237	680,563
Professional fees	289,203	322,463	1,178,924	1,274,298
Business development	320,332	344,673	1,016,365	1,064,362
Other real estate owned (income) expense, net	(85,064)	7,982	(172,628)	613,812
Intangible asset amortization	95,053	95,251	368,259	421,500
Other operating expenses, net	331,876	335,691	1,082,120	1,109,121

Total noninterest expense	6,292,779	6,498,804	24,960,417	25,312,021

Income before income taxes	5,741,677	5,474,815	22,539,282	20,821,195

Income tax expense	1,717,253	1,559,754	6,804,506	5,806,544

Net income	$4,024,424	$3,915,061	$15,734,776	$15,014,651

Basic and diluted earnings per share	$0.43	$0.42	$1.69	$1.61

Declared dividends per share	$0.21	$0.20	$0.84	$0.80